                                                                   Exhibit 4.4


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THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR ASSIGNED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR ANY SUCH STATE SECURITIES LAWS WHICH MAY BE APPLICABLE.


No. 1


                                 WARRANT TO PURCHASE


                                SHARES OF COMMON STOCK


                                          OF


                             PLATINUM ENTERTAINMENT, INC.


                             Void after January 31, 2002



                               Dated: January 31, 1997


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


                                  TABLE OF CONTENTS


SECTION HEADING                   PAGE



SECTION 1.         EXERCISE OF WARRANT........................................2


SECTION 2.         ADJUSTMENT OF APPLICABLE PERCENTAGE........................2


    Section 2.1.        Adjustment of Applicable Percentage...................2

    Section 2.2.        Adjustment of Applicable Percentage...................3

    Section 2.3.        Notice of Adjustments.................................3


SECTION 3.         MERGERS, CONSOLIDATIONS, SALES.............................3


SECTION 4.         DISSOLUTION OR LIQUIDATION.................................4


SECTION 5.         NOTICE OF EXTRAORDINARY DIVIDENDS..........................4


SECTION 6.         FRACTIONAL SHARES..........................................4


SECTION 7.         FULLY PAID STOCK, TAXES....................................4


SECTION 8.         CLOSING OF TRANSFER BOOKS..................................5


SECTION 9.         RESTRICTIONS ON TRANSFERABILITY OF WARRANTS AND SHARES,
                   COMPLIANCE WITH LAWS.......................................5


    Section 9.1.        In General............................................5

    Section 9.2.        Restrictive Legends...................................5

    Section 9.3.        Notice of Proposed Transfer, Registration Not
                        Required..............................................6

    Section 9.4.        Demand Registration...................................6

    Section 9.5.        Participation in Registered Offerings ("Piggyback
                        Rights")..............................................8

    Section 9.6.        Obligations of Investors..............................8

    Section 9.7.        Registration Proceedings..............................9

    Section 9.8.        Expenses.............................................11

    Section 9.9.        Indemnification of Investors.........................12

    Section 9.10.       Indemnification of Company...........................13

    Section 9.11.       Contribution.........................................14

    Section 9.12.       Reporting Requirements under Securities Exchange Act
                        of 1934..............................................14

SECTION 10.        PARTIAL EXERCISE AND PARTIAL ASSIGNMENT...................14

    Section 10.1.       Partial Exercise.....................................14

    Section 10.2.       Assignment...........................................15


SECTION 11.        DEFINITIONS...............................................15


SECTION 12.        LOST, STOLEN WARRANTS, ETC................................17


SECTION 13.        WARRANT HOLDER NOT SHAREHOLDER............................17


SECTION 14.        SEVERABILITY..............................................17


SECTION 15.        INDEX AND CAPTIONS........................................18


Signature Page................................................................19



Annex A  Securities Act Representations

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR ASSIGNED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR ANY SUCH STATE SECURITIES LAWS WHICH MAY BE APPLICABLE.

No. 1


                                 WARRANT TO PURCHASE


                                SHARES OF COMMON STOCK


                                          OF


                             PLATINUM ENTERTAINMENT, INC.


    THIS IS TO CERTIFY that, for value received and subject to the provisions hereinafter set forth,


                                   BANK OF MONTREAL

                                or permitted assigns,


is entitled to purchase from Platinum Entertainment, Inc., a Delaware corporation (the "Company"), at any time to and including 5:00 p.m. (Chicago time) on January 31, 2002 (the "Expiration Date"), that number of shares of Common Stock of the Company of the par value of $.001 per share which, after giving effect to such purchase, and prior to giving effect to any adjustments provided for under Section 2 hereof, represents 5% (the "Applicable Percentage") of the number of shares of Common Stock of the Company outstanding at the time of such purchase (but without giving effect to such purchase) for an aggregate price of $2,585.72 (the "Aggregate Warrant Price"), all on and subject to the terms, provisions and conditions hereinafter set forth. The initial number of shares of Common Stock of the Company purchasable hereunder is 258,571.95.

    The terms which are capitalized herein shall have the meanings specified in
Section 11 unless the context shall otherwise require.

SECTION 1.    EXERCISE OF WARRANT; RESERVATION.

    Subject to the conditions hereinafter set forth, this Warrant may be exercised in whole at any time or in part from time to time prior to the Expiration Date by the surrender of this Warrant (accompanied by (i) the subscription form at the end hereof duly executed and (ii) if this Warrant is not registered in the name of the purchaser, an assignment(s) in the form attached hereto evidencing the assignment of this Warrant to such purchaser, in which case the registered holder shall have complied with the provisions set forth in Section 9.3) at the principal office of the Company in Downers Grove, Illinois, and upon payment to the Company of the

Aggregate Warrant Price (or, if exercised in part, upon payment to the Company of the applicable Proportionate Part of the Aggregate Warrant Price) for the shares so purchased in funds current in Chicago, Illinois.

    This Warrant and all rights and options hereunder shall expire on the Expiration Date, and shall be wholly null and void to the extent this Warrant is not exercised before it expires.

    Upon exercise of this Warrant, the holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Underlying Shares so purchased are being acquired solely for the holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such holder is an Accredited Investor (as defined in Annex A hereto). If such holder cannot make such representations because they would be factually incorrect, it shall be a condition to such holder's exercise of this Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws.

    The Company shall pay all reasonable expenses, taxes and other charges payable in connection with the preparation, execution and delivery of stock certificates pursuant to this Section, regardless of the name or names in which such stock certificates shall be registered.

    The Company will at all times prior to the Expiration Date reserve and keep available such number of authorized shares of its Common Stock, solely for the purpose of issue upon the exercise of the rights represented by this Warrant as herein provided for, as may at any time be issuable (based upon the number of shares of Common Stock outstanding at any such time) upon the exercise of this Warrant and such shares issuable upon the exercise of this Warrant shall at no time have an aggregate par value which is in excess of the Aggregate Warrant Price then in effect.

SECTION 2.    ADJUSTMENT OF APPLICABLE PERCENTAGE.

         Section 2.1. Adjustment of Applicable Percentage. In the event that, on or prior to the Credit Agreement Termination Date, the Company shall at any time issue any Qualifying Additional Shares of Common Stock, the Applicable Percentage shall be adjusted as of the date of making by the Company of the related Qualifying Credit Agreement Payment to that percentage determined by multiplying the Applicable Percentage as in effect immediately prior to the making of such Qualifying Credit Agreement Payment by a fraction:

              (a) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Qualifying Additional Shares of Common Stock, and

              (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately subsequent to the issuance of such Qualifying Additional Shares of Common Stock and giving effect to such issuance (but not to the issuance of any Common Stock not constituting Qualifying Additional Shares of Common Stock).

         Section 2.2. Adjustment of Applicable Percentage. In the event that, subsequent to the Credit Agreement Termination Date, the Company shall at any time issue any shares of Common Stock, the Applicable Percentage shall be adjusted as of the date of such issuance to that percentage expressing a fraction, the numerator of which shall be the number of shares of Common Stock (adjusted for intervening stock splits, stock dividends, reverse stock splits or other reclassifications) purchaseable by the holder hereof on the Credit Agreement Termination Date and the denominator of which shall be the total number of shares of Common Stock outstanding immediately subsequent to the issuance of said shares of Common Stock and giving effect to such issuance.

         Section 2.3. Notice of Adjustments. Whenever the Applicable Percentage shall be adjusted pursuant to this Section 2, the Company shall promptly prepare a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment and the method by which such adjustment was calculated, and shall promptly cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the holder of this Warrant.

SECTION 3.    MERGERS, CONSOLIDATIONS, SALES.

    In the case of any consolidation or merger of the Company with another entity, or the sale of all or substantially all of its assets to another entity, or any reorganization, recapitalization or reclassification of the Common Stock or other equity securities of the Company, then, as a condition of such consolidation, merger, sale, reorganization, recapitalization or reclassification, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore purchasable hereunder, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore so purchasable hereunder had such consolidation, merger, sale, reorganization, recapitalization or reclassification not taken place, and in any such case, appropriate provisions shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon exercise of this Warrant. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument executed and mailed or delivered to the holder of this Warrant, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

SECTION 4.    DISSOLUTION OR LIQUIDATION.

    In the event of any proposed distribution of the assets of the Company in dissolution or liquidation except under circumstances when the foregoing Section 3 shall be applicable, the Company shall mail notice thereof to the holder of this Warrant and shall make no distribution to shareholders until the expiration of 30 days from the date of mailing of the aforesaid notice and, in any such case, the holder of this Warrant may exercise the purchase rights with respect to this Warrant within 30 days from the date of mailing such notice and all rights herein granted not so exercised within such 30-day period shall thereafter become null and void.

SECTION 5.    NOTICE OF EXTRAORDINARY DIVIDENDS.

    If the Board of Directors of the Company shall declare any dividend or other distribution on its Common Stock except out of earned surplus or by way of a stock dividend payable on its Common Stock, the Company shall mail notice thereof to the holder of this Warrant not less than 30 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution and the holder of this Warrant shall not participate in such dividend or other distribution or be entitled to any rights on account or as a result thereof unless and to the extent that this Warrant is exercised prior to such record date. The provisions of this paragraph shall not apply to distributions made in connection with transactions covered by Section 3.

SECTION 6.    FRACTIONAL SHARES.

    Fractional shares may be issued upon the exercise of this Warrant in any case where the holder hereof would be entitled to receive a fractional share upon the exercise of this Warrant in order to receive the appropriate percentage of shares of Common Stock.

SECTION 7.    FULLY PAID STOCK, TAXES.

    The Company covenants and agrees that the shares of stock represented by each and every certificate for its Common Stock to be delivered on the exercise of the purchase rights herein provided for shall, at the time of such delivery, be validly issued and outstanding and be fully paid and nonassessable. The Company further covenants and agrees that it will pay when due and payable any and all Federal and State taxes (but not including income taxes) which may be payable in respect of this Warrant or any Common Stock or certificates therefor upon the exercise of the conversion rights provided for herein. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the transfer and delivery of stock certificates in the name other than that of the holder exercising this Warrant, and any such tax shall be paid by such holder at the time of presentation.

SECTION 8.    CLOSING OF TRANSFER BOOKS.

    The right to exercise this Warrant shall not be suspended during any period that the stock transfer books of the Company for its Common Stock may be closed. The Company shall not be required, however, to deliver certificates of its Common Stock upon such exercise while such books are duly closed for any purpose, but the Company may postpone the delivery of the certificates for such Common Stock until the opening of such books, and they shall, in such case, be delivered forthwith upon the opening thereof, or as soon as practicable thereafter.

SECTION 9. RESTRICTIONS ON TRANSFERABILITY OF WARRANTS AND SHARES, COMPLIANCE WITH LAWS.

         Section 9.1. In General. This Warrant and the Common Stock issued upon the exercise hereof shall not be transferable except upon the conditions hereinafter specified, which conditions are intended to insure compliance with the provisions of the Securities Act and any applicable State securities laws in respect of the transfer of this Warrant or any such Common Stock.

         Section 9.2. Restrictive Legends. Each Warrant shall bear on the face thereof a legend substantially in the form of the notice endorsed on the first page of this Warrant.

    Each certificate for shares of Common Stock initially issued upon the exercise of any Warrant and each certificate for shares of Common Stock issued to a subsequent transferee of such certificate shall, unless otherwise permitted by the provisions of this Section 9.2, bear on the face thereof a legend reading substantially as follows:

              "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any State securities laws and may not be sold, transferred, hypothecated or assigned in the absence of such registration or an exemption therefrom under said Act and any such State securities laws which may be applicable."

    In the event that a registration statement covering the Underlying Shares or the Restricted Stock shall become effective under the Securities Act and under any applicable State securities laws or in the event that the Company shall receive an opinion of its counsel that, in the opinion of such counsel, such legend is not, or is no longer, necessary or required (including, without limitation, because of the availability of the exemption afforded by Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission), the Company shall, or shall instruct its transfer agents and registrars to, remove such legend from the certificates evidencing the Restricted Stock or issue new certificates without such legend in lieu thereof. Upon the written request of the holder or holders of any Warrant or of any Restricted Stock the Company covenants and agrees forthwith to request its counsel to render an opinion with respect to the matters covered by this Section 9.2 and to bear all expenses in connection with the same.

         Section 9.3. Notice of Proposed Transfer, Registration Not Required. The holder of each Warrant or any Restricted Stock, by acceptance thereof, agrees to give prior written notice to the Company of such holder's intention to transfer such Warrant or the Underlying Shares relating thereto or such Restricted Stock (or any portion thereof), describing briefly the manner and circumstances of the proposed transfer; provided, however, that no such notice shall be required for a transfer under a registration, qualification or filing for exemption requested in accordance with the provisions of Section 9.4 or for the transfer of this Warrant or any Underlying Shares in their entirety to any direct or indirect parent, subsidiary or corporate affiliate of the initial holder of this Warrant. In addition, in the event that such transfer is proposed to be made in compliance with an exemption from the registration requirements of the Securities Act, the availability of which exemption is dependent upon the accuracy of the representations set forth in Annex A hereto, the holder (or the proposed transferee) shall, as a precondition to such transfer, provide to the Company a certificate of the proposed transferee containing said representations. In the event that such transferee cannot make such representations because they would be factually incorrect, it shall be a condition to the transfer of this Warrant to such transferee that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the transfer of this Warrant shall not violate any United States or state securities laws. Such notice shall describe briefly the nature of such transfer, and no such transfer shall be made unless and until (i) the holder has supplied to the Company an opinion of counsel for the holder (which counsel shall be satisfactory to the Company) to the effect that no registration (or perfection of an exemption) under the Securities Act is required with respect to such transfer (which opinion may be conditioned upon the transferee's assuming the obligations of a holder of this Warrant under this
Section 9.3) or (ii) an appropriate registration statement with respect to such sale or other disposition of the Warrant or Restricted Stock shall have been filed by the Company with the Commission and declared effective by the Commission. All fees and expenses of counsel (including counsel designated by any holder of Warrants or Restricted Stock) in connection with the rendition of the opinions provided for in this subparagraph shall be paid by the Company. As used in this Section 9.3, the term "transfer" includes an assignment pursuant to
Section 10.2 hereof.

         Section 9.4. Demand Registration. At any time after the first to occur of (i) January 31, 1998 or (ii) in the event that an Event of Default shall have occurred and then be continuing, July 31, 1997, the Investors (or their permitted transferees) may demand registration under the Securities Act of any Underlying Shares issuable upon conversion of any Warrant or Restricted Stock of the Company obtained pursuant to the conversion of the Warrants (collectively, on a Common Stock equivalent basis, the "Registrable Securities"), or otherwise, on Form S-1 or any similar long-form registration ("Long-Form Registration") or Form S-2 or S-3 or any similar short-form registration ("Short-Form Registration"). The registration requested pursuant to this Section 9.4 is referred to herein as "Demand Registration."

    (A) Number of Registrations. The Investors shall be entitled to demand one Long-Form or Short-Form Registration. A registration will count as the Demand Registration when it has become effective, unless (i) the Investors are unable to register and sell at least 80% of any Registrable Securities demanded to be included in such registration or (ii) the registration is withdrawn prior to effectiveness at the request of the Investors (or by the underwriter selected by the Investors) as a consequence of the good faith determination by the underwriter selected by the Investors that a sale under then current market conditions of at least 80% of any Registrable Securities demanded to be included in such registration could not be effected under commercially reasonably terms; provided that in any event, the Company will pay all registration expenses in connection with any registration initiated as a Demand Registration as provided in Section 9.8 hereof.

    (B) Priority on Demand Registrations. If the Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities requested to be included exceeds the number of Registrable Securities which, under then current market conditions, can be sold in such offering at the price expected to be obtained for such shares by the Investors in a commercially reasonable sale, the Company will include in such registration prior to the inclusion of any securities which are not Registrable Securities owned by the Investors the number of shares of Investors' Underlying Shares or Restricted Stock requested to be included which in the opinion of such underwriters can be sold, pro rated among the Investors based upon the number of Registrable Securities owned by them. In the event that the Demand Registration is an underwritten offering, and all Registrable Securities which the Investors requested to be included in such offering are to be so included, then, to the extent that the managing underwriter shall advise the Company and the Investors that the inclusion of additional shares of Common Stock in such offering will not materially and adversely affect the price or salability of the Registrable Securities being included in such offering, the Company may include such additional shares in the related registration (whether such shares are proposed to be sold by the Company or by other shareholders).

    (C) Restrictions on Demand Registration. Unless an Event of Default shall have occurred and be continuing, the Company may postpone for a reasonable period, not to exceed 90 days, the filing or the effectiveness of a registration statement for a Demand Registration, if the Company has been advised by legal counsel that such filing would require disclosure of a material fact that the Company reasonably and in good faith determines would have a material adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any significant transaction. In addition, the Company will not be obligated to effect a Demand Registration unless it receives a written request to do so from the holders of at least 50% of the outstanding Registrable Securities, which request proposes to register not less than 50% of the then outstanding Registrable Securities. The Company will not be obligated to effect a Demand Registration within 180 days after the effective date of a registration in which the Investors were given "Piggyback Rights" pursuant to Section 9.5.

    (D) Selection of Underwriters. Selection of Underwriters. The Investors will have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company's approval (which approval will not be unreasonably withheld); provided, that the fees and expenses payable by the Company to such persons are in accordance with industry standards.

         Section 9.5. Participation in Registered Offerings ("Piggyback Rights"). If the Company at any time or times proposes or is required to register any of its Common Stock or other equity securities (whether such Common Stock or other equity securities are owned by the Company or another holder entitled to demand registration) for public sale for cash under the Securities Act (other than on Forms S-4 or S-8 or similar registration forms), it will at each such time or times give written notice to the Investors of its intention to do so. Upon the written request of the Investors given within 20 days after receipt of any such notice, the Company shall use its best efforts to cause to be included in such registration any Registrable Securities held by the Investors (or their permitted transferees) or Underlying Shares or shares of Restricted Stock obtainable upon conversion of the Warrant and requested to be registered under the Securities Act and any applicable state securities laws; provided, that if such registration is a underwritten public offering and the managing underwriter advises that less than all of the shares and Registrable Securities to be registered should be offered for sale so as not materially and adversely to affect the price or salability of the offering, the Investors and any Qualifying Other Holders (but not the Company if such registration is a primary registration and not the holder originally demanding the registration if such registration is a secondary demand registration) shall reduce on a pro rata basis the number of their shares of Common Stock (as if exercised or converted, as the case may be) to be included in the registration statement as required by the managing underwriter to the extent requisite to permit the sale or other disposition (in accordance with the intended method of disposition thereof as aforesaid) by the prospective seller or sellers of the securities so registered.

         Section 9.6. Obligations of Investors. It shall be a condition precedent to the obligation of the Company to register any Registrable Securities pursuant to Section 9.4 and 9.5 hereof that the Investors shall
(i) furnish to the Company such information regarding the Registrable Securities held and the intended method of disposition thereof and other information concerning the Investors as the Company shall reasonably request and as shall be required in connection with the registration statement to be filed by the Company; (ii) agree to abide by such additional or customary terms affecting the proposed offering as are applicable to shareholders (including holders of Warrants, Underlying Shares or shares of Restricted Stock) in any such registration as reasonably may be requested by the managing underwriter of such offering, including a requirement, if applicable, to withhold from the public market for a period of time requested by the managing underwriting not to exceed 180 days after any such offering, Warrants and any shares excluded from the offering at the request of the underwriter as permitted under Section 9.4 and
9.5 hereof; and (iii) agree in writing in form satisfactory to the Company to pay all underwriting discounts and commissions applicable to the securities being sold by the Investors.

         Section 9.7. Registration Proceedings. If and whenever the Company is required by the provisions of Section 9.4 or Section 9.5 hereof to effect the registration of the Registrable Securities under the Securities Act, until all of the securities covered by such registration statement have been sold or for nine months after effectiveness, whichever is the shorter period of time, the Company shall:

         (A) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective;

         (B) Prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective;

         (C) Furnish to the Investors participating in such registration (the "Participating Investors") and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

         (D) Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or "Blue Sky" laws of such jurisdictions as such Participating Investors may reasonably request within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

         (E) Notify the Participating Investors, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

         (F) Notify such Participating Investors promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

         (G) Prepare and file with the Commission, promptly upon the request of any such Participating Investors, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Participating Investors, are required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such Participating Investors;

         (H) Prepare and promptly file with the Commission and promptly notify such Participating Investors of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

         (I) In case any of such Participating Investors or any underwriter for any such Participating Investors is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act, the Company will prepare and file such supplements or amendments to such registration statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of the Securities Act;

         (J) Advise such Participating Investors, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

         (K) Not file any amendment or supplement to such registration statement or prospectus to which counsel selected by a majority in interest of such Participating Investors shall reasonably have objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five business days prior to the filing thereof unless, in the case of an amendment or supplement, in the opinion of counsel for the Company, the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable Federal or state law and such filing will not violate applicable laws; and

         (L) At the request of any such Participating Investor, (i) use its best efforts to obtain and furnish on the effective date of the registration statement or, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement, a customary opinion, dated such date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Participating Investors making such request, or, if the offering is not underwritten, shall state that such registration statement has become effective under the Securities Act and that: (a) to the best of such counsel's knowledge, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act; (b) the registration statement, related prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Securities Act and applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements, financial data or schedules contained therein); (c) such counsel has no reason to believe that either the registration statement or the prospectus or any amendment or supplement thereto contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (d) the description in the registration statement or prospectus or any amendment or supplement thereto of all legal and governmental matters and all contracts and other legal documents or instruments described therein are accurate and fairly present the information required to be shown; and (e) such counsel does not know of any legal or governmental proceedings, pending or threatened, required to be described in the registration statement or prospectus or any amendment or supplement thereto which are not described as required, nor of any contracts or documents or instruments of the character required to be described in the registration statement or prospectus or amendment or supplement thereto or to be filed as exhibits to the registration statement, which are not described and filed as required; and (ii) in the case of an underwritten offering, use its best efforts to obtain customary letters dated such effective date, and such closing date, if any, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the Participating Investor or Investors, stating that they are independent certified public accountants within the meaning of the Securities Act and dealing with such matters as the underwriters may request, or, if the offering is not underwritten, stating that in the opinion of such accountants, the financial statements and other financial data pertaining to the Company included in the registration statement or the prospectus or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act.

         Section 9.8. Expenses. With respect to each inclusion of Registrable Securities in a registration statement pursuant to Section 9.4 or
9.5 hereof, all registration expenses, fees, costs and expenses of and incidental to such registration, inclusion and public offering in connection therewith shall be borne by the Company (including the reasonable fees and disbursements of one counsel acting on behalf of the Participating Investors); provided, however, that the Participating Investors shall bear their pro rata share of the underwriting discount and commissions. The fees, costs and expenses of registration to be borne by the Company shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of one counsel on behalf of the Participating Investors, fees and disbursements of counsel and accountants for the Company (including the cost of any special audit deemed necessary by counsel to the Company in order to effect such registration), fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or Participating Investors are required to bear such fees and disbursements), all legal fees and disbursements and other expenses of complying with state securities or "BLUE SKY" laws of any jurisdiction in which the securities to be offered are to be registered or qualified, and the premiums and other costs of policies of insurance against liability arising out of such public offering which the Company determines to obtain.

         Section 9.9. Indemnification of Investors. Subject to the conditions set forth below, in connection with any registration of Securities pursuant to Section 9.4 or Section 9.5 hereof, the Company agrees to indemnify and hold harmless (i) each Participating Investor and each director and officer of each Participating Investor, (ii) any underwriter for the Company or acting on behalf of any Participating Investor and (iii) each person, if any, who controls any such Participating Investor within the meaning of Section 15 of the Securities Act (hereinafter collectively referred to as "Company Indemnified Parties" and individually referred to as a "Company Indemnified Party") as follows:

         (A) Against any and all loss, claim, damage and expense whatsoever (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending any litigation, commenced or threatened), arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any preliminary prospectus (if used prior to the effective date of the registration statement), the registration statement or the prospectus (as from time to time amended and supplemented), or in any application or other document executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Company's securities under the securities laws thereof; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or any other violation of applicable federal or state statutory or regulatory requirements or limitations relating to action or inaction by the Company in the course of preparing, filing, or implementing such registered offering; provided, however, that the indemnity agreement contained in this Section 9.9(A) shall not apply to any loss, claim, damage, liability or action arising out of or based upon any untrue or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished in writing to the Company by or on behalf of any Company Indemnified Party expressly for use in connection therewith or arising out of any action or inaction of any such Company Indemnified Party;

         (B) Subject to the proviso contained in Section 9.9(A) above, against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any such litigation or claim, but subject to the provisions of Section 9.9(C)) if such settlement is effected with the written consent of the Company;

         (C) In no case shall the Company be liable under this Section 9.9 with respect to any claim made against any Company Indemnified Party unless the Company shall be notified in writing sent by overnight courier or by confirmed facsimile transmission followed by delivery of such notice by overnight air courier sent on the date of such facsimile communication, of any action commenced against such Company Indemnified Party, promptly after such Company Indemnified Party shall have been served with the summons or other legal process giving information as to the nature and basis of the claim. The failure to so notify the Company, if prejudicial in any material respect to the Company's ability to defend such claim, shall relieve the Company from its liability to the Company Indemnified Party under this Section 9.9, but only to the extent that the Company was so prejudiced, but the failure to so notify the Company shall not relieve the Company from any liability which it may have otherwise than on account of this Section 9.9. The Company shall be entitled to participate at its own expense in the defense of any suit brought to enforce any such claim, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it, provided that such counsel is reasonably satisfactory to the Company Indemnified Parties, defendants in any suit so brought. In the event the Company elects to assume the defense of any such suit and retain such counsel, the Company Indemnified Parties, defendants in the suit, shall, after the date they are notified of such election, bear the fees and expenses of any counsel thereafter retained by them as well as any other expenses thereafter incurred in connection with the defense thereof; provided, however, that if the Company Indemnified Parties reasonably believe that there may be available to them any defense or counterclaim different than those available to the Company or that representation of such Company Indemnified Parties by counsel for the Company presents a conflict of interest for such counsel, then such Company Indemnified Parties shall be entitled to defend such suit with counsel of their own choosing and the Company shall bear the fees, expenses and other costs of one counsel for all Company Indemnified Parties.

         Section 9.10.  Indemnification of Company.  Each Participating
Investor severally and individually agrees to indemnify and hold harmless the Company, each underwriter for the offering, and each of their officers and directors and agents and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (hereinafter collectively referred to as "Investor Indemnified Parties" and individually referred to as an "Investor Indemnified Party") against any and all such losses, liabilities, claims, damages and expenses as are indemnified against by the Company under
Section 9.9; Provided, However, that such indemnification by such Participating Investors hereunder shall be limited to statements or omissions, if any, made (or in settlement of any litigation effected with the written consent of such Participating Investors, alleged to have been made) in any preliminary prospectus, registration statement or prospectus or any amendment or supplement thereof or any application or other document in reliance upon, and in conformity with, written information furnished in respect of such Participating Investors by or on behalf of such Participating Investors expressly for use in such preliminary prospectus, registration statement or prospectus or amendment or supplement thereof or in such application or other document or arising out of any action or inaction of such Participating Investors in implementing such registered offering. In case any action shall be brought against any Investor Indemnified Party, in respect of which indemnity may be sought against any Participating Investors, such Participating Investors shall have the rights and duties given to the Company, and the Company and each other Investor Indemnified Party shall have the rights and duties given to the Participating Investors, by the provisions of Section 9.9(c) hereof. The Investor Indemnified Party agrees to notify the Participating Investors promptly after the assertion of any claim against the Investor Indemnified Party in connection with the sale of the Registrable Securities.

         Section 9.11.  Contribution.  If the indemnification provided for in
Section 9.9 and 9.10 are unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnified party, on one hand, and such indemnifying party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities (or actions in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fault relates to information supplied by the indemnified party, on one hand, or such indemnifying party, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section 9.11, the Participating Investors shall not be required to contribute any amount in excess of the amount of the total proceeds received by such Participating Investors from the sale pursuant to the registration with respect to which the registration statement, preliminary or final prospectus, or amendments or supplements thereto, containing such statement, omission or alleged omission (notwithstanding that the amount of damages which such Participating Investors would otherwise have been required to pay by reason of such statement, omission or alleged omission exceeds the amount of total proceeds). No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this
Section 9.11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending and such action or claim.

         Section 9.12. Reporting Requirements under Securities Exchange Act of 1934. At all times during which the Company shall be subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"), the Company shall, whenever requested by any Investor, notify such Investor in writing whether the Company has, as of any date specified in such request, complied with the Exchange Act reporting requirements as to which it is subject to a period prior to such date as may be specified in such request. In addition, in such event, the Company shall take such other measures and file such other information, documents and reports as shall hereafter be required by the Commission as a condition to the availability of Rule 144 under the Securities Act (or any corresponding rule hereafter in effect).

SECTION 10.   PARTIAL EXERCISE AND PARTIAL ASSIGNMENT

         Section 10.1. Partial Exercise. If this Warrant is exercised in part only, the holder hereof shall surrender this Warrant upon such exercise and shall receive a new Warrant, registered in the name of the holder or its nominee and setting forth a new Applicable Percentage and a new Aggregate Warrant Price in the first paragraph of page one hereof, which shall be proportionately adjusted to reflect such partial exercise.

         Section 10.2. Assignment. Subject to compliance with Section 9.3, this Warrant may be assigned either in whole or in part by surrender of this Warrant at the principal office of the Company in Downers Grove, Illinois (with the assignment or, as the case may be, partial assignment form at the end hereof duly executed). If this Warrant is being assigned in whole and the holder hereof previously has not partially exercised this Warrant, the assignee shall receive a new Warrant (registered in the name of such assignee or its nominee) which new Warrant shall have the same Aggregate Warrant Price and Applicable Percentage as this Warrant. If this Warrant is being assigned in part and the holder hereof previously has not partially exercised this Warrant, the assignor and assignee shall each receive a new Warrant (which, in the case of the assignee, shall be registered in the name of the assignee or its nominee), each of which new Warrants shall have a new Applicable Percentage and Aggregate Warrant Price proportionately adjusted to reflect such partial assignment. If this Warrant is being assigned in whole and the holder hereof previously has partially exercised this Warrant, the assignee shall receive a new Warrant (registered in the name of such assignee or its nominee), which new Warrant shall have the same Aggregate Warrant Price and Applicable Percentage as in effect immediately preceding such assignment. If this Warrant is being assigned in part and the holder hereof previously has partially exercised this Warrant, the assignor and assignee shall each receive a new Warrant (which, in the case of the assignee, shall be registered in the name of the assignee or its nominee), each of which new Warrants shall have a new Applicable Percentage and Aggregate Warrant Price proportionately adjusted to reflect such partial assignment

SECTION 11.   DEFINITIONS.

    In addition to the terms defined elsewhere in this Warrant, the following terms have the following respective meanings:

    "Aggregate Warrant Price" is as set forth in the first paragraph, subject to adjustment as provided in Section 2 hereof.

    "Applicable Percentage" shall mean, as of the date of any determination, the amount then so designated in the first paragraph of this Warrant, subject to adjustment as provided in Section 2 hereof. All determinations of the Applicable Percentage shall be expressed as a percentage carried out to four decimal places.

    "Business Day" shall mean a day, except Saturday, Sunday and legal holidays, on which banks are generally open for business in Chicago, Illinois.

    "Commission" shall mean the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

    "Common Stock" as used herein shall include any class of capital stock of the Company now or hereafter authorized, the right of which to share in distributions either of earnings or assets of the Company is without limit as to any amount or percentage; provided, however, that the shares of Common Stock deliverable upon the exercise of the rights granted under this Warrant shall include only Common Stock of the Company having a par value of $.001 per share authorized at the date hereof and any class of Common Stock issued in substitution therefor.

    "Company Indemnified Party" shall have the meaning set forth in
Section 9.6(C).

    "Credit Agreement" shall mean that certain Credit Agreement dated as of January 31, 1997 between the Company, Bank of Montreal (individually and agent) and any other banks which may at any time be parties thereto.

    "Credit Agreement Termination Date" shall mean the date on which all Term Credit Loans, Revolving Credit Loans and other obligations of the Company under the Credit Agreement shall have been paid in full, the Revolving Credit Commitments shall have been reduced to zero and the credit facility existing under the Credit Agreement shall have been terminated in its entirety.

    "Demand Registration" shall have the meaning set forth in Section 9.4.

    "Event of Default" shall have the meaning set forth in the Credit
Agreement.

    "Investor" for purposes of Section 9 hereof shall mean any holder of any Warrant or any Underlying Shares or Restricted Stock issued pursuant thereto and "Investors" shall mean all of the holders of the Warrants or Underlying Shares or Restricted Stock issued pursuant thereto.

    "Investor Indemnified Party" shall have the meaning set forth in
Section 9.7.

    "Proportionate Part of the Aggregate Warrant Price" shall mean that part of the Aggregate Warrant Price which bears the same ratio to the Aggregate Warrant
Price:

              - in the case of any partial exercise of this Warrant--as the shares then being purchased bear to total number of shares then purchasable if this Warrant were exercised in whole; and

              - in the case of any partial assignment of this Warrant--as the percentage of shares of Common Stock assigned bears to the percentage of shares of Common Stock purchasable under this Warrant immediately prior to such assignment.

    "Qualifying Additional Shares of Common Stock" shall mean any shares of Common Stock issued by the Company in an arms-length transaction, the proceeds of which transaction are used by the Company to make a Qualifying Credit Agreement Payment.

    "Qualifying Credit Agreement Payment" shall mean a payment under the Credit Agreement applied in reduction of the Term Credit Loans until repayment in full thereof, and thereafter, in reduction of the Revolving Credit Loans, which reduction of the Revolving Credit Loans is accompanied by a concurrent and like reduction of the Revolving Credit Commitments (as such terms are defined in the Credit Agreement).

    "Qualifying Other Holders" shall mean the holders of any shares of Common Stock or other equity securities of the Company which shall have requested that such shares or other equity securities be included in a registration which is the subject of Section 9.5 hereof; provided, however, that the Company shall have provided to each of the Investors not less than 10 Business Day's notice of such request, together with such other related information as the Investors shall reasonably request.

    "Registrable Securities" shall have the meaning set forth in Section 9.4.

    "Restricted Stock" shall mean the shares of Common Stock of the Company issued upon the exercise of any of the Warrants and evidenced by a certificate required to bear the legend specified in Section 9.2.

    "Securities Act" shall mean the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

    "Underlying Shares" shall mean the shares of Common Stock of the Company issuable upon exercise of any of the Warrants.

    "Warrants" as used herein shall mean this Warrant and all warrants hereafter issued in exchange or substitution for this Warrant.


SECTION 12.   LOST, STOLEN WARRANTS, ETC.


    In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company may issue a new Warrant of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of the mutilated Warrant, or in lieu of the Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant, and upon receipt of indemnity satisfactory to the Company.


SECTION 13.   WARRANT HOLDER NOT SHAREHOLDER.


    This Warrant does not confer upon the holder hereof any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof as hereinbefore provided.

SECTION 14.   SEVERABILITY.


    Should any part of this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed and accepted the remaining portion of this Warrant without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.


SECTION 15.   INDEX AND CAPTIONS.


    The index and the descriptive headings of the various sections of this Warrant are for convenience only and shall not affect the meaning or construction of the provisions hereof.

    IN WITNESS WHEREOF, Platinum Entertainment, Inc. has caused this Warrant to be signed by its President or one of its Vice Presidents and attested by its Secretary or one of its Assistant Secretaries and this Warrant to be dated January 31, 1997.



                             PLATINUM ENTERTAINMENT, INC.



                             By    /s/  Steven Devick
                               ------------------------------
                                  Its President



ATTEST:







By     /s/  Douglas C. Laux
  --------------------------------
   Secretary

                                     SUBSCRIPTION









Re: PLATINUM ENTERTAINMENT, INC.

    The undersigned, _______________________________, pursuant to the provisions of the within Warrant, hereby elects to purchase _________________ shares of Common Stock of ______________________ covered by the within Warrant.



              Signature

________________________________

              Address

________________________________



    Dated:  ______________

                                      ASSIGNMENT









Re: PLATINUM ENTERTAINMENT, INC.

    FOR VALUE RECEIVED ________________ hereby sells, assigns and transfers unto _______________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _______________________, attorney, to transfer the said Warrant on the books of the within named Company.





                                  _________________________________

________________________



    Dated:  _______________

                                  PARTIAL ASSIGNMENT









Re: PLATINUM ENTERTAINMENT, INC.

    FOR VALUE RECEIVED ____________________ hereby sells, assigns and transfers unto ____________________ that portion of the within Warrant and the rights evidenced thereby which will on the date hereof entitle the holder to purchase _______ shares of Common Stock of _______________________________, irrevocably constitute and appoint ____________________________, attorney, to transfer that part of the said Warrant on the books of the within named Company.





                                       _________________________________

__________________________



    Dated:  ________________

                                       ANNEX A

    The undersigned hereby represents that it is acquiring the subject Warrant or Warrant Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof or of any of the shares of Common Stock or other securities issuable upon the exercise thereof, and not with any present intention of distributing any of the same. The holder of this Warrant further represents that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Dated: ____________________



                                                    ____________________________



                                                    By _________________________